FORM OF
                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                                 CTG RESOURCES, INC.


                                  Article I - Name

               The name of the corporation is CTG Resources, Inc.


                                Article II - Purpose

               The purpose of the corporation is to engage in any business or activity for which corporations may be formed under the Business Corporation Act of the State of Connecticut (the "Act").



                             Article III - Capital Stock

               A. The classes of shares and the number of shares in each class that the corporation is authorized to issue are as follows:


                    20,000,000 shares of Common Stock; and

                    2,000,000 of Preferred Stock, issuable in one or more series as hereinafter provided.

               B. Each share of Common Stock shall be equal to every other share of Common Stock in every respect. Subject to the rights of the Preferred Stock, the shares of Common Stock then outstanding shall be entitled to receive the net assets of the corporation upon dissolution.

               C. The Board of Directors shall have authority to issue shares of Preferred Stock from time to time on such terms as they may determine, to divide the Preferred Stock into one or more series and, in connection with the issuance of shares of Preferred Stock and the creation of any series thereof, to fix by resolution or resolutions the designations, preferences, limitations and relative rights thereof, to the full extent now or hereafter permitted by law; provided, however, that upon the dissolution of the corporation the shares of Preferred Stock then outstanding shall have the right to receive the liquidation value, if any, specified for those shares upon their issuance before any assets of the corporation are distributed with respect to the Common Stock.

               D. No holders of the capital stock of the corporation shall have a preemptive right to acquire the corporation's unissued shares, whether now or hereafter authorized.






               E. The holders of Common Stock shall each be entitled to one vote per share for the election of directors and on all other matters submitted to a vote of shareholders of the corporation, and the holders of Preferred Stock shall have such rights, if any, as may be fixed and determined by the Board of Directors.


                           Article IV - Board of Directors

               A. The government and direction of the affairs of the Corporation shall be vested in a Board of Directors consisting of not be less than ten (10) nor more than sixteen (16), who shall be chosen in the manner hereinafter provided and shall hold their offices until others are elected and have qualified in their places as directors. Said directors, a majority of whom shall be a quorum for the transaction of business, shall appoint such officers as said directors consider desirable.

               B. The directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the Annual Meeting of Shareholders in 1998; the term of office of the initial Class II directors shall expire at the Annual Meeting of Shareholders in 1999; and the term of office of the initial Class III directors shall expire at the Annual Meeting of Shareholders in 2000; or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each annual election held after the initial election of directors according to class, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding Annual Meeting of Shareholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal.
          If the number of directorships is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible. No decrease in the number of directorships shall shorten the term of any director. Any director elected to fill a vacancy not resulting from an increase in the number of directorships shall have the same remaining term as that of his predecessor. No qualification for the office of director shall apply to any director in office at the time such qualification was adopted or any successor director elected by the directors to fill the unexpired term of a director.

               C. No director shall be removed except by the affirmative vote of seventy-five percent (75%) or more of the outstanding






          shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article IV as one class.

               D. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the provisions of this Article IV may not be repealed or amended in any respect, nor may any provision be adopted inconsistent with such provisions, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article IV as one class.


                         Article V - Limitation of Liability

               A. The personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to the amount of compensation received by the director for serving the corporation during the calendar year in which the violation occurred (and if the director received no such compensation from the corporation during the calendar year of the violation, such director shall have no liability to the corporation or its shareholders for breach of duty) if such breach did not:

                    1. involve a knowing and culpable violation of law by the director;

                    2.   enable the director or an associate, as defined in
               Section 33-840 of the Act, as in effect at the time of the violation, to receive an improper personal economic gain;

                    3. show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation;

                    4. constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or

                    5. create liability under Section 33-757 of the Act, as in effect at the time of the violation.

               B.   The personal liability of a director to the corporation






          or its shareholders for breach of duty as a director shall further be limited to the full extent allowed by the Act as it may be amended from time to time.

               C. Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                          Article VI - Fair Price Provision

               A. In addition to the requirements of the provisions of this Certificate of Incorporation and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy-five percent (75%) of the Voting Stock (as defined below) shall be required for the approval or authorization of any Business Transaction (as defined below) with a Related Person (as defined below) or any Business Transaction in which a Related Person has an interest (except proportionately as a shareholder); provided, however, that such seventy-five percent (75%) voting requirement shall not be applicable if:

                    1. the Disinterested Directors (as defined below) who at the time constitute at least one-third of the total number of directorships of the corporation, having expressly approved the Business Transaction by at least a two-thirds vote of such Disinterested Directors, or

                    2.   all of the following conditions are satisfied:

                         (a)  The Business Transaction is a merger,
               consolidation or share exchange and the cash or fair market value (as determined by two-thirds of the Disinterested Directors) of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation (other than such Related Person) in the Business Transaction is at least equal in value to such Related Person's Highest Purchase Price (as defined below);

                         (b) After such Related Person has become the Beneficial Owner (as defined below) of not less than ten percent (10%) of the Voting Stock of the corporation and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock of securities convertible into Voting Stock, except (A) as part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock or (B) as a result of a pro rata stock dividend or stock split; and,







                         (c) Prior to the consummation of such Business Transaction, such Related Person shall not have directly or indirectly, (i) received the benefit (except proportionately as a shareholder) of any loans advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation or any of its Subsidiaries (as defined below) or
               (ii) caused any material change in the corporation's business or equity capital structure including the issuance of shares of capital stock of the corporation to any third party.

               B.   For the purpose of this Article VI:

                    1. The term "Business Transaction" shall mean (i) any merger, consolidation or share exchange involving the corporation or a Subsidiary (as defined below) of the corporation, (ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) including without limitation a mortgage or any other security device, of all or any Substantial Part (as defined below) of the assets either of the corporation or of a Subsidiary of the corporation, (iii) any sale, lease, exchange, transfer or other disposition of all or any assets of any entity to the corporation or a Subsidiary of the corporation if such assets have a fair market value equal to or greater than twenty percent (20%) of the fair market value of the total assets of the corporation and its Subsidiaries, (iv) the issuance, sale, exchange, transfer or other disposition by the corporation or a Subsidiary of the corporation of any securities of the corporation or any Subsidiary of the corporation, (v) any recapitalization or reclassification of the corporation's securities (including, without limitation, any reverse stock split) or other transaction that would have the effect of either increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or its Subsidiaries Beneficially Owned (as defined below) by a Related Person or increasing the voting power of a Related Person with respect to the corporation or any of its Subsidiaries, (vi) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                    2.   The term "Related Person" shall mean and include
               (i) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates (as defined below) and Associations (as defined below), is the Beneficial Owner of not less than ten






               percent (10%) of the Voting Stock of the corporation at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, or at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the corporation, or as of the record date for the determination of shareholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (ii) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity provided, however, and notwithstanding anything in the foregoing to the contrary the term "Related Person" shall not include the corporation, a corporation in which the corporation owns, directly or indirectly, a majority of each class of equity security, any employee stock ownership benefit plan of the corporation or any Subsidiary of the corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

                    3. Shares shall be "Beneficially Owned" and a person shall be a "Beneficial Owner" of any shares of Voting Stock (whether or not owned or recorded):

                         (a) With respect to which such person or any Affiliate or Associate of such person directly or indirectly has or shares voting power, including the power to vote or to direct the voting power, including the power to vote or to direct the voting of such shares of stock and/or investment power, including the power to dispose of or to direct the disposition of such shares of stock.

                         (b)  Which such person or any Affiliate or
               Associate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights warrants or options, or otherwise, and/or the right to vote or direct the voting stock pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                         (c)  Which are Beneficially Owned within the
               meaning of (a) or (b) above by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the corporation or any Subsidiary of the corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets of business of the corporation or a






               Subsidiary of the corporation.

               For the purpose only of determining whether a person is the Beneficial Owner of a percentage specified in this Article VI of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be beneficially owned by such person pursuant to the foregoing provisions of this Article VI.

                    4. The term "Highest Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the corporation within two
               (2) years prior to the date such Related Person became a Related Person or in the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the Voting Stock, provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which such Related Person paid the Highest Purchase Price to the effective date of the Business Transaction.

                    5. The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.


                    6. In the event of a merger in which the corporation is the surviving corporation, for the purpose of subparagraph A.2(a) of this Article VI, the phrase
               "property, securities or other consideration to be received" shall include without limitation, Common Stock of the corporation retained by its existing shareholders.

                    7. The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article VI as one class; provided, however, that if the corporation has shares of Voting Stock entitled to more or less than one vote for any such share, each






               reference in this Article VII to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

                    8. The term "Disinterested Director" shall mean any member of the Board who is not affiliated with a Related Person and who was a director of the corporation prior to the time the Related Person became a Related Person, and any successor to such Disinterested Director who is not affiliated with a Related Person and was recommended before being elected by a majority of the then Disinterested Directors or was elected by a majority of the then Disinterested Directors. Officers of the corporation who are also members of its Board of Directors may qualify as Disinterested Directors, even though they may have a personal stake in the outcome of a proposed Business Transaction because of their employment by the corporation.

                    9. The term "Affiliate," used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified person.

                    10. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (ii) any person that is an officer, director or partner of the specified person or that, directly or indirectly, beneficially owns 5% or more of any class of equity security of the specified person, (iii) any trust or estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (iv) any relative or spouse of a specified person or any person described in clause (ii), or any relative of such spouse, except relatives more remote than first cousin, or (v) any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of any interest in the corporation; provided that nothing in this subsection 10 shall result in the corporation or a corporation in which the corporation owns, directly or indirectly, a majority of each class of equity security being an Associate.

                    11. The terms "Subsidiary" or "Subsidiaries" shall mean a corporation or corporations in which a majority of






               any class of equity security is owned, directly or indirectly, by the corporation.

               C. For the purpose of this Article VI, if the Disinterested Directors constitute at least one-third of the entire Board of Directors, then two-thirds of such Disinterested Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of voting Stock of which any person is the Beneficial Owner, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph A.2(c) of this Article VI and (vii) such other matters with respect to which a determination is required under this Article VI.

               D. Nothing contained in this Article VI shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

               E. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the provisions of this Article VI may not be repealed or amended in any respect, nor may any provision be adopted inconsistent with this Article VI, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Voting Stock.






















                               CERTIFICATE OF AMENDMENT
                                  STOCK CORPORATION
                         Office of the Secretary of the State
                          30 Trinity Street/ P.O. Box 150470
                           Hartford, CT 06115-0470/new/1-97


                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE

          ---------------------------------------------------------------
          1. NAME OF CORPORATION

               CTG Resources, Inc.

          ---------------------------------------------------------------
          2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

          __X__ A. AMENDED.

          _____ B. AMENDED AND RESTATED.

          _____ C. RESTATED.

          ----------------------------------------------------------------
          3. TEXT OF EACH AMENDMENT/RESTATEMENT:

               See Exhibit A attached hereto.
                   ---------


               The amendment was adopted andd approved by the Board of Directors of the Company at a meeting duly called and held on December 1, 1998.










          (Please reference an 8 1/2 x 11 attachment if additional space is needed)
          --------------------------------------------------------------








                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE

          ---------------------------------------------------------------
          4. VOTE INFORMATION (check A., B. or C.)

          _____ A. The resolution was approved by shareholders as follows:

          (set forth all voting information required by Conn. Gen. Stat.
          section 33-800 as amended in the space provided below)













          -----------------------------------------------------------------

          __X__ B. The amendment was adopted by the Board of Directors without shareholder action. No shareholder vote was required for adoption.


          _____ C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.
          ----------------------------------------------------------------
                                     5. EXECUTION
           ----------------------------------------------------------------
                        Dated this 15th day of December, 1998
          -----------------------------------------------------------------
          Arthur C. Marquardt           President    S/ Arthur C. Marquardt
          ----------------------------------------------------------------
          Print or type name of         Capacity of     Signature
            Signatory                      Signatory
















                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE



                                                                  Exhibit A
                                                                  ---------


                               CERTIFICATE OF AMENDMENT
                                        TO THE
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                                 CTG RESOURCES, INC.



               RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Amended and Restated Certificate of Incorporation, Article III of the Amended and Restated Certificate of Incorporation of this Company be, and it hereby is, amended by adding after Paragraph C of Article III of the Amended and Restated Certificate of Incorporation a new subparagraph C.1 as set forth below:

               1.   Series A Junior Participating Preferred Stock

                    (a) There is established hereby a series of Serial Preferred Stock that shall be designated Series A Junior Participating Preferred Stock (hereinafter sometimes called this "Series" or the "Series A Junior Participating Preferred Stock") and that shall have the terms set forth in this subparagraph C.1.

                    (b) The number of shares of this Series shall be 200,000.

                    (c) (i) The holders of record of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when and as declared by the Directors in accordance with the terms hereof, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series A Junior Participating Preferred Stock or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (A) $1.00 per share or (B) subject to the






                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE


                  provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of Series A Junior Participating Preferred Stock or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (ii) Dividends shall begin to accrue and be
                  cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series A Junior Participating Preferred Stock for






                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE


                  any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

                    (d) The Series A Junior Participating Preferred Stock is not redeemable.

                    (e) (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series A Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms (which Purchase Price is $65.00 as of December 1, 1998), subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Junior Participating Preferred Stock Liquidation Preference").

                         (ii) In the event, however, that the net assets of the Company are not sufficient to pay in full the amount of the Series A Junior Participating Preferred Stock Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock as to distribution






                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE


                  of assets in Liquidation, all shares of this Series and of such other series of Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

                         (iii) In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event pursuant to the proviso set forth in paragraph (i) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (iv) The merger or consolidation of the Company
                  into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to be a Liquidation for the purpose of this subparagraph (e).

                    (f) The Series A Junior Participating Preferred Stock shall not be convertible into Common Stock.























                              FILING #0001926207 PG 01 OF 06 VOL B-00238
                                 FILED 12/15/1998 12:36 PM PAGE  03151
                                        SECRETARY OF THE STATE
                                 CONNECTICUT SECRETARY OF THE STATE


          STATE OF CONNECTICUT                )
                                              ) SS.  HARTFORD
          OFFICE OF THE SECRETARY OF THE STATE)

          I hereby certify that this is a true copy of record
          In this Office
          In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 16th day of December A.D. 1998.
            S/ Miles S. Rapaport
          ---------------------------------------------------
                   SECRETARY OF THE STATE




































